UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2020, Allison Transmission Holdings, Inc. (the “Company”), Allison Transmission, Inc., a wholly owned subsidiary of the Company (the “Issuer”), the several banks and other financial institutions party thereto, as 2020 Revolving Credit Lenders and Citibank, N.A., as Administrative Agent (the “Administrative Agent”) entered into Amendment No. 2 to Credit Agreement (the “Amendment”), which amended that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among the Company, the Issuer, the lenders from time to time party thereto, the Administrative Agent and Citicorp North America, Inc., as collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Credit Agreement”). The Credit Agreement and the Loan Documents (as defined in the Credit Agreement) govern the Issuer’s senior secured credit facilities.

Pursuant to the Amendment, among other things, the Issuer increased the commitments under its revolving credit facility from $600 million to $650 million and extended the maturity date thereof to September 2025.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the information required by this item is included in Item 2.03 below and is incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 19, 2020, the Issuer issued $1 billion in aggregate principal amount of 3.750% Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of November 19, 2020, between the Issuer and Wilmington Trust, National Association, as Trustee (the “Indenture”). The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering, together with cash on hand, were used to redeem all of the Issuer’s outstanding 5.000% Senior Notes due 2024 and to pay related fees and expenses.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time prior to January 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning January 30, 2026, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price that includes a call premium that varies (from 1.875% to 0%) depending on the year of redemption, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

In addition, at any time prior to January 30, 2024, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 103.750% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer.

If at any time holders of not less than 90.0% of the principal amount of the outstanding Notes accept an offer to repurchase the Notes, the Issuer or a third party will have the right to redeem all of the Notes then outstanding at a purchase price equal to the price offered to each other holder in such offer to purchase, plus, to the extent not included in the offer price, accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes are the Issuer’s senior unsecured obligations. The Notes will be guaranteed by each of the Issuer’s existing and future domestic subsidiaries that is a borrower under or that guarantees obligations under the Issuer’s senior secured credit facilities, subject to certain exceptions, but will not be guaranteed by the Company. None of the Issuer’s domestic subsidiaries currently guarantee its obligations under the Issuer’s senior secured credit facilities, and therefore none of the Issuer’s domestic subsidiaries currently guarantee the Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt, including borrowings under the Issuer’s senior secured credit facilities and the Issuer’s outstanding 4.750% Senior Notes due 2027 and 5.875% Senior Notes due 2029, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including borrowings under the Issuer’s senior secured credit facilities, to the extent of the value of the assets securing such indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) create liens on assets; (iii) transfer or sell assets; (iv) create restrictions on payment of dividends or other amounts by the Issuer’s restricted subsidiaries to the Issuer or its restricted subsidiaries; (v) engage in mergers or consolidations; (vi) engage in certain transactions with affiliates; and (vii) designate the Issuer’s subsidiaries as unrestricted subsidiaries. In addition, under certain circumstances the Indenture will also limit the Issuer’s (and its restricted subsidiaries’) ability to pay dividends, redeem stock and make other distributions, restricted payments or investments.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 19, 2020, the Company issued a press release announcing consummation of the offering of the Notes and entrance into the Amendment. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of November 19, 2020, between the Issuer and Wilmington Trust, National Association, as Trustee (including form of Note).

10.1	Amendment No. 2 to Credit Agreement, dated as of November 19, 2020, by and among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions party thereto, as 2020 Revolving Credit Lenders and Citibank, N.A., as Administrative Agent amending the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., the several banks and other financial institutions or entities from time to time parties thereto as lenders, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Collateral Agent.

99.1	Allison Transmission Holdings, Inc. press release, dated November 19, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: November 19, 2020	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary